EXHIBIT 10.1
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                                                                  EXECUTION COPY



                        COMMON STOCK INVESTMENT AGREEMENT


                  COMMON STOCK INVESTMENT AGREEMENT ("AGREEMENT") dated as of August 22, 2000 among HOLLYWOOD.COM, INC., a Florida corporation (the "COMPANY"), ELLIOTT ASSOCIATES, L.P., a Delaware limited partnership ("ELLIOTT"), and WESTGATE INTERNNATIONAL, L.P., a Cayman Islands limited partnership ("WESTGATE", together with Elliott, the "INVESTORS").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company desires to sell and issue to the Investors, and the Investors wish to purchase from the Company, an aggregate of 358,423 shares of the Company's Common Stock, $.01 par value ("COMMON STOCK") (all of such shares of Common Stock being the "INITIAL SHARES"), three (3) year warrant, in the form attached hereto as Annex A, to purchase 60,000 shares of Common Stock at an initial exercise price of $10.00 per share (the "INITIAL WARRANTS"), and a warrant, in the form attached hereto as Annex B, to purchase a number of shares of Common Stock calculated pursuant to a formula set forth therein (the "ADJUSTMENT WARRANTS"; together with the Initial Warrants, the "WARRANTS"), all on the terms and conditions described below; and

                  WHEREAS, the Initial Shares, the shares of Common Stock underlying the Initial Warrants (the "WARRANT SHARES") and the shares of Common Stock underlying the Adjustment Warrants (the "Adjustment Shares"; the Initial Shares, the Warrant Shares and the Adjustment Shares collectively being the "REGISTRABLE SHARES") will carry registration rights, pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form annexed hereto (the "REGISTRATION RIGHTS Agreement").

                  NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                    PURCHASE AND SALE OF SHARES AND WARRANTS
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         Section 1.1 Issuance of Initial Shares and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, the number of Initial Shares and Warrants indicated next to the Investors' names on Schedule I attached hereto.

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                  (a) Purchase Price. The aggregate purchase price for the
Initial Shares and Warrants to be acquired by each Investor (the "AGGREGATE PURCHASE PRICE") shall be the Aggregate Purchase Price set forth next to each such Investor's name on Schedule I. The purchase price per share of Common Stock (the "SHARE PURCHASE PRICE") shall equal 105% of the average of the two (2) lowest VWAP's (as defined below) during the five (5) consecutive trading days ending on and including August 21, 2000, or $8.37.

                  (b) The Closing.

                           (i) The closing of the purchase and sale of the
                  Initial Shares and Warrants (the "CLOSING") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("KKWC"), on the date hereof (the "CLOSING DATE").

                           (ii) On the Closing Date, the Company shall deliver
                  to the Investors stock certificates (with the number of and denomination of such certificates requested by each Investor) representing the Initial Shares and the Warrants purchased hereunder, each registered in the name of each such Investor or its nominee. The delivery of payment by wire transfer, to an account designated in writing by the Company, by each Investor of the Purchase Price applicable to it as set forth in Section 1.1 and Schedule I shall constitute a payment delivered to the Company in full satisfaction of the Investor's obligation to pay the Aggregate Purchase Price hereunder. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investors as of the date hereof, on the Closing Date and on the date of any Fill-up Closing:

                  (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Florida and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries other than the subsidiaries listed on
Schedule 2.1(a) attached hereto ("SUBSIDIARIES"). Except where specifically

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indicated to the contrary, all references in this Agreement to Subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any adverse effect(s) on the business, operations, properties, prospects or financial condition of the Company and its Subsidiaries, if any, and which is material to the Company and its Subsidiaries, if any, taken as a whole.

                  (b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement ("TRANSACTION DOCUMENTS") and to issue the Initial Shares, Adjustment Shares, Warrants and Warrant Shares (collectively, the "SECURITIES") in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (v) the Securities have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

                  (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 23,505,441 shares are issued and outstanding, 3,100,000 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and no more than 4,207,010 shares are issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 1,000,000 shares of preferred stock, of which as of the date hereof, no shares were issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as contemplated by this Agreement or as disclosed in Schedule 2.1(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which

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the Company or any of its Subsidiaries is or may become bound to issue
Adjustment Shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements (except the Registration Rights Agreement) under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended ("SECURITIES ACT" or "1933 ACT"), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of Common Stock as required by this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investors true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"). The Company and its Subsidiaries have no securities convertible into or exercisable for Common Stock at a floating price or resettable price.

                  (d) No Conflicts. Except as disclosed in Schedule 2.1(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Article of Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both reasonably could be expected to become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 2.1(d), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its Article of Incorporation or By-laws or their organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 2.1(d), all consents, authorizations, orders, filings

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and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company complies with and is not in violation of the listing requirements of the Principal Market, and no notice of any non-compliance or violation has been received in the previous 12 months.

                  (e) Principal Market The Principal Market for the Common Stock is, and for the forseeable future is anticipated to be, the Nasdaq National Market System.

                  (f) SEC Documents; Financial Statements. Since December 31, 1997, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and financial statements and schedules thereto being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date provided.

                  (g) Absence of Certain Changes. Except as disclosed in
Schedule 2.1(g) or the SEC Documents filed at least five (5) days prior to the date hereof, since December 31, 1997, no event, liability, development or circumstances has occurred and there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, liabilities or results of operations of the Company or its Subsidiaries which either has had or, to the knowledge of the Company or its Subsidiaries, is reasonably likely to have a Material Adverse Effect or which would be required to be disclosed in an SEC registration statement for the Common Stock. The Company has not taken any steps, and does not currently expect

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to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                  (h) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, (i) except as set forth in Schedule 2.1(h) or the SEC documents filed at least five (5) days prior to the date hereof, and (ii) except which individually and in the aggregate, respectively, would be reasonably likely to result in liability to the Company of less than $50,000 and $100,000, respectively. (i) Acknowledgment Regarding Investors' Purchase of Shares. The Company acknowledges and agrees that the Investors are acting solely in the capacity of arm's length purchasers with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investors are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  (j) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause any offering of Securities to the Investors to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps in the future that would cause any offering of the Securities to be integrated with other offerings.

                  (k) Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company is not the subject of any union organizing campaign and, to its knowledge, no such campaign is threatened. No executive officer (as defined in Rule 501(f) of the 1933 Act) whose departure would be adverse to the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

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                  (l) Intellectual Property Rights. The Company and its
Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others. Except as set forth on Schedule 2.1(l), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. The Company and its Subsidiaries believes they have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  (m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all material terms and conditions of any such permits, licenses or approvals.

                  (n) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 2.1(n). Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  (o) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

                  (p) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such


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Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  (q) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (r) Foreign Corrupt Practices Act. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government or party official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

                  (s) Tax Status. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.

                  (t) Certain Transactions. Except as set forth on Schedule 2.1(t) and in the SEC Documents filed at least five (5) trading days prior to the date hereof, and other than the grant of stock options disclosed on Schedule 2.1(c), none of the officers, directors or employees of the Company is presently a party to any material transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any material contract, material agreement or other material arrangement providing for the furnishing of services to or by, providing for rental of real or

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personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (u) Dilutive Effect. The Company understands and acknowledges that the number of Shares of Common Stock issuable pursuant to this Agreement will increase in certain circumstances. The Company further acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue Warrant Shares and Adjustment Shares and perform its other obligations pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that any such issuance may have on the ownership interests of other shareholders of the Company.

                  (v) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable anti-takeover provision contained in the Company's Article of Incorporation or By-Laws or Florida law which is or could become applicable to the Investors as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Common Stock and the Investors' ownership of Common Stock.

                  (w) Rights Plan. Other than the Rights Agreement dated as of August 23, 1996 and most recently amended as of October 1, 1999 (the "PLAN"), neither the Company nor any of its Subsidiaries has adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company confirms that no provision of the Plan will, under any present or future circumstances, delay, prevent or interfere with the performance of any of the Company's obligations under the Transaction Documents and the Plan will not be "triggered" by such performance.

                  (x) Form S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) for secondary offerings on Form S-3 (as in effect on the date of this Agreement) under the 1933 Act and rules promulgated thereunder.

                  (y) Brokers. Except for its obligations to Trinity Capital, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Investor relating to this Agreement or the transactions contemplated hereby. All obligations to Trinity Capital are the exclusive responsibility of the Company.

         Section 2.2 Representations and Warranties of the Investors. Each Investor hereby makes the following representations and warranties to the Company as of the date hereof as to itself, on the Closing Date and on the date of any Fill-up Closing required by such Investor:

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                  (a) Accredited Investor Status; Sophisticated Investor. The
Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Common Stock.

                  (b) Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Initial Shares and Warrants (and the other shares of Common Stock issuable hereunder) which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 2.1 above. The Investor understands that its investment in the Common Stock and the Warrants involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition thereof.

                  (c) No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock or the fairness or suitability of the investment in Common Stock nor have such authorities passed upon or endorsed the merits of the offering of the Common Stock or Warrants hereunder.

                  (d) Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Investor and each is a valid and binding agreement of the Investor enforceable against the Investor in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

                  (e) Residency. Each Investor is a resident of the jurisdiction indicated on Schedule 1.

                  (f) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Investor and the


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consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of the partnership agreement or other documents of organization of the Investor.

                  (g) Regulatory Status. The Investor is not itself a registered broker-dealer.

                  (h) Investment Representation. The Investor is purchasing the Initial Shares and the Warrants for its own account and not with a view to distribution in violation of any securities laws. The Investor has been advised and understands that none of the Initial Shares or the Warrants or other Securities have been registered under the 1933 Act or under the "blue sky" laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. The Investor has been advised and understands that the Company is issuing the Initial Shares, Warrants and, to the extent issued, other Securities in reliance upon, among other things, the representations and warranties of the Investor contained in this Section 2.2 in concluding that such issuance is a "private offering" and is exempt from the registration provisions of the 1933 Act.

                  (i) Brokers. The Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Investor relating to this Agreement or the transactions contemplated hereby.


                                   ARTICLE III

                                    COVENANTS
                                    ---------

         Section 3.1 Registration and Listing; Effective Registration. Until the earliest of (1) such time as no Securities are outstanding or (2) the date that is two years after the Closing Date, the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Securities are outstanding, the Company shall use its best efforts to continue the listing or trading of the Common Stock on the Nasdaq National Market, Nasdaq SmallCap Market, New York Stock Exchange or American Stock Exchange (each, an "APPROVED MARKET") and shall comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. Section 3.2 Replacement Certificates. The certificate(s) representing the Securities held by any Investor (or then holder) may be exchanged by the Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Securities as requested by the Investor (or such holder) upon surrendering the same. The Company will deliver such substitute certificates within three trading days. No service charge will be made for such registration or transfer or exchange.

         Section 3.3 Securities Compliance. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required by applicable law, rule and regulation, for the legal and valid issuance of the Securities.

         Section 3.4 Use of Proceeds. The Company agrees that the net proceeds received by the Company from the sale of the Securities hereunder shall be used for legally permitted purposes.

         Section 3.5 Reservation of Common Stock.
                     ---------------------------

                  (a) The Company shall reserve all authorized but unissued Securities for issuance to the Investor pursuant to the terms of this Agreement.

                  (b) For the purpose of effecting the issuance of Adjustment Shares and the exercise of Warrants, the Company initially shall reserve and keep available 1,950,000 shares of Common Stock, and thereafter shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock the number of its shares of Common Stock (but never reduce below 1,950,000) as shall from time to time be sufficient to effect any such issuances and exercises, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient, the Company will take such corporate action as may, in the reasonable opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. If at any time the number of authorized but unissued Adjustment Shares is not sufficient to effect such exercises and sales in full, the Investors shall be entitled to, inter alia, the redemption rights provided in the Registration Rights Agreement.

         Section 3.6 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities, as required under Regulation D and to provide a copy thereof to the Investors promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Securities for sale to the Investors under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

         Section 3.7 Publicity. The Company shall, within 5 business days after the Closing, file a Form 8-K or issue a press release with respect to this Agreement, in a form which has been reviewed by and is reasonably acceptable to the Investors and which specifically discloses the existence and nature of the Adjustment Warrants.

         Section 3.8 No Inside Information. The Company shall not, and shall cause its agents not to, provide an Investor with any material non-public information. Any information received by an Investor may be publicly disclosed by such Investor without liability.

         Section 3.9 Financial Information. The Company agrees to send the following to the Investors for 12 months after the Closing Date: (i) promptly upon the release thereof, facsimile or e-mail copies of all press releases issued by the Company or any of its Subsidiaries; and (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

         Section 3.10 Prospectus Delivery Requirements. Each Investor will comply with the prospectus delivery requirements imposed by applicable securities laws when selling its Registrable Shares.

         Section 3.11 Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Investors hereunder and under the Warrants shall not exceed 4,635,000 shares of Common Stock, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Company. If such shareholders' approval becomes required but is diligently sought and duly obtained within ninety (90) days, the inability of the Company to reserve or issue shares of Common Stock to the Investors as a result of this
Section 3.11 shall not be deemed an "Exercise Deficiency" under the Registration Rights Agreement. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of this Agreement and issuance and sale of Securities hereunder, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section. The parties further agree that if an event constituting a Maximum Common Stock Issuance occurs during an Adjustment Period, the Investors shall have the right but not the obligation to treat such Adjustment Period as "tolled" under Section 1.2(c)(ii)(x).

         Section 3.12 Certain Sales.
                      -------------

                  (a) The Investors shall not enter into a short position for more than 358,423 shares of Common Stock, which number will be subject to adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations and the like. During the first forty-five (45) calendar days following the Closing, the Investors shall not enter into a short position for any shares of Common Stock. Between the forty-sixth (46th) calendar day after Closing and the earlier of (x) the 100th calendar day after Closing or (y) the Effective Date (as defined below), the Investors shall not enter into a short position on any single trading day in respect of more than fifty percent (50%) of the shares of Common Stock permitted to be sold pursuant to Section 3.13 on such trading day. After the date which is the earlier of (x) or (y) above, the Investors shall not enter into a short position (calculated on a daily basis) in respect of more than 100% of the shares of Common Stock permitted to be sold pursuant to Section 3.13. Notwithstanding the foregoing, at no time will there be any limits upon the number of shares of Common Stock in respect of which the Investors may enter into short positions at a price of $18 or above (as such price may be adjusted for stock splits, reverse stock splits, recapitalizations, etc.) (the "THRESHOLD PRICE"). Short sales entered into at or above the Threshold Price will not count against any restrictions or limits under this
Section 3.12.

                  (b) Each Investor agrees it shall not engage in any short sales of the Common Stock with the intention of reducing the price of the Common Stock on the Principal Market. Notwithstanding the foregoing, the Company acknowledges that there is no presumption, nor will there be deemed to be a presumption, that any sales by an Investor (including short sales) are made with the intent of reducing the price of the Common Stock on the Principal Market, even if the price of the Common Stock on the Principal Market falls during the period in which such sales are occurring. Nothing in this Section 3.12 shall prohibit an Investor from at any time entering into, inter alia, option or derivative contracts with respect to the Securities, including puts and calls in which shares of Common Stock are delivered or deliverable in satisfaction of any exercised options.

                  (c) This Section 3.12 shall automatically terminate and the Investors shall have no obligations hereunder if the Company shall have materially breached the Transaction Documents and not cured such material breach with seven (7) trading days of an Investor delivering written notice thereof, if there shall occur any Interfering Event (as defined in the Registration Rights Agreement), or if the Company delivers a Share Redemption Notice or a Warrant Redemption Notice (each as defined below).

         Section 3.13 Resale Limitations. On any single trading day, no Investor shall sell (including by way of a short sale) on the Principal Market a number of shares of Common Stock equal to or greater than the greater of (a) 20% of the average daily volume of the Common Stock on the Principal Market during the prior 30 trading days or (b) 20% of the trading volume on such single trading day. This Section 3.13 automatically shall terminate and the Investors shall have no obligations hereunder (i) if the Company shall have materially breached the Transaction Documents and not cured such material breach with seven (7) trading days of an Investor delivering written notice thereof, or (ii) if the Company delivers a Share Redemption Notice (as defined below) or Warrant Redemption Notice (as defined in the Initial Warrant). Notwithstanding the foregoing, no Investor shall be restricted from selling (including by way of short sales) shares of Common Stock at or above the Threshold Price. Nothing in this Section 3.13 shall prohibit an Investor from at any time entering into, inter alia, option or derivative contracts with respect to the Securities, including puts and calls in which shares of Common Stock are delivered or deliverable in satisfaction of any exercised options.

         Section 3.14 Reporting Lack of Effective Registration. The Company shall promptly notify each Investor in writing if there shall ever be a lack of Effective Registration, as well as when Effective Registration is re-established.

         Section 3.15 Optional Redemption of Initial Shares.
                      -------------------------------------

                  (a) At any time after the date on which Initial Shares are first declared effective by the SEC (the "EFFECTIVE DATE"), the Company may elect, upon forty-one (41) trading days' prior written notice to all but not fewer than all the Investors (such notice, in respect of redemptions after the Effective Date pursuant to this subsection (a), or before the Effective Date pursuant to subsection (b) below, shall be the "SHARE REDEMPTION NOTICE"), to redeem all but not less than all the Initial Shares still held of record as of the Share Redemption Date by such Investors at the price specified in the next sentence; provided that the Investors shall have no obligation to resell their remaining Initial Shares to the Company on the forty-first (41st) trading day following the date they receive the Share Redemption Notice (the "SHARE REDEMPTION DATE"; for purposes of subsection (b) below, the Share Redemption Date shall be the sixteenth (16th) trading day following the date the Investors receive the Share Redemption Notice) unless on each of the forty (40) trading days prior to the Share Redemption Date there shall have been Effective Registration. The redemption price for each remaining Initial Share shall be 120%, 130% or 140%, of the Share Purchase Price, as applicable, for Share Redemption Notices received by the Investors during the first three (3) month period, second three (3) month period, and all subsequent periods, respectively, following the Effective Date.

                  (b) At any time prior to the Effective Date, the Company may elect, by delivery of a Share Redemption Notice, to redeem all but not less than all the Initial Shares still held as of the applicable Share Redemption Date by such Investors at a price per share equal to the greater of:

                           (i)      115% of the Share Purchase Price, or

                           (ii) the highest single traded price for a share of Common Stock on the Principal Market during the period starting on the fifteenth
                                    (15th) trading day prior to and ending on the fifteenth (15th) trading day following the date the Investors receive the applicable Share Redemption Notice.

; provided, the Company's rights under this subsection (b) shall terminate and be of no effect if the Company fails to comply with its registration obligations under the Registration Rights Agreement.

                  (c) All such amounts shall be paid in immediately available funds from the Company to the Investors on the applicable Shares Redemption Date. Nothing shall prohibit the Investors from selling Initial Shares after receiving the Shares Redemption Notice but before the Share Redemption Date. The Share Redemption Notice shall be irrevocable, and if the Company does not redeem the Investors' Initial Shares as and when provided by this Section 3.15, its rights under Section 3.15 automatically and permanently shall expire and terminate.

         Section 3.16 Reports Under The 1934 Act.
                      --------------------------

                  With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  (c) furnish to each Investor so long as such Investor owns Registrable Shares, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the

Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                                   ARTICLE IV

                          TRANSFER AGENT INSTRUCTIONS.
                          ----------------------------

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Investors or their respective nominee(s), for Common Stock in such amounts as specified from time to time by the Investor to the Company (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction relating to the Common Stock other than the Irrevocable Transfer Agent Instructions referred to in this Article IV will be given by the Company to its transfer agent and that the Common Stock issued to the Investors shall be freely transferable on the books and records of the Company as contemplated by Article VI below when the legend referred to therein may be removed. The Company shall instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investors and, upon transfer as contemplated by Article VI, without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section will be inadequate and agrees, in the event of a breach by the Company of the provisions of this Section, that each affected Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer without any bond or other security being required.

                                   ARTICLE V

                             CONDITIONS TO CLOSINGS
                             ----------------------

         Section 5.1 Conditions Precedent to the Obligation of the Company to Sell. The obligation hereunder of the Company to issue and/or sell the Initial Shares and Warrants to the Investors at the Closing is subject to the satisfaction, at or before the Closing, as the case may be, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of the Investors will be true and correct in all material respects as of the date when made and as of the Closing Date.

                  (b) Performance by the Investors. The Investors shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Investors at or prior to the Closing, including payment of the applicable purchase price.

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

         Section 5.2 Conditions Precedent to the Obligation of the Investors to Purchase. The obligation hereunder of the Investors to acquire and pay for the Initial Shares and Warrants at the Closing, is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Investors' benefit and may be waived by the Investors at any time in their sole discretion.

                  (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable closing date as though made at that time (except for representations and warranties expressly as of an earlier date, which shall be true and correct in all material respects as of such date).

                  (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the applicable closing, including, without limitation, delivery of certificates representing the Securities and the Warrants, as applicable.

                  (c) Nasdaq Trading. Trading in the Company's Common Stock shall not have been suspended by the SEC and trading in securities generally as reported by the Principal Market (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall be listed on an Approved Market.

                  (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by Transaction Documents. The NASD shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

                  (e) Opinion of Counsel. The Investors shall have received an opinion of counsel to the Company in the applicable form attached hereto as
Exhibit 5.2(e).

                  (f) Registration Rights Agreement. The Company and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 5.2(f) attached hereto.

                  (g) Officer's Certificate. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors and the Investors' counsel, executed by an officer of the Company, certifying as to satisfaction of applicable closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Article of Incorporation, By-laws, good standing and authorizing resolutions of the Company.

                  (h) Miscellaneous. The Company shall have delivered to the Investors such other documents relating to the transactions contemplated by this Agreement as the Investors or their counsel may reasonably request.

         Section 5.3 Closing Date Deliveries.
                     -----------------------

                  (a) On the Closing Date, the Company shall deliver to the
Investor:

                           (i) Certificates representing the Initial Shares;

                           (ii) Warrants in the form attached as Annex A;

                           (iii) The certificate referred to in Section 5.2(g)
                  above;

                           (iv) The evidence of any necessary blue sky filing
                  required by Section 3.6;

                           (v) The executed Registration Rights Agreement; and

                           (vi) The opinion of counsel referred to in Section
                  5.2(e) above.

                  (b) On the Closing Date, the Investors shall deliver to the
Company:

                           (i) The Purchase Price set forth on Schedule I
                  hereto; and

                           (ii) The executed Registration Rights Agreement.

         Section 5.4 Company Deliveries at Fill-up Closing. On the date of each Fill-up Closing, the Company shall deliver to the Investor:

                           (i) Certificates representing the applicable
                  Adjustment Shares issuable to the Investors;

                           (ii) The certificate referred to in Section 5.2(g)
                  above;

                           (iii) A current, deliverable prospectus that may be
                  used to resell the Adjustment Shares; and

                           (iv) Evidence of any necessary blue sky filings
                  required by Section 3.6.

                                   ARTICLE VI

                                LEGEND AND STOCK
                                ----------------

                  Each certificate representing the Common Stock issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  These Securities Have Not Been Registered For Offer or Sale Under The Securities Act Of 1933 Or Any State securities laws. They May Not Be Sold Or Offered For Sale Except Pursuant To An Effective Registration Statement Under Said Act And Any Applicable State Securities Law Or An Applicable Exemption From Such Registration Requirements.

                  The Company agrees to reissue within 3 trading days certificates for Common Stock without the legend set forth above at such time as such Common Stock (i) is sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act, (ii) are registered pursuant to an effective registration statement, or (iii) may be sold pursuant to Rule 144(k).

                  Any Common Stock issued pursuant to exercise of Warrants shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from the Common Stock and the Company shall issue new certificates without such legend if such Common Stock is registered for resale under the 1933 Act, or (iii) such Common Stock is sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and it counsel) are able to dispose of such shares publicly without registration under the 1933 Act. Upon the applicable trade date of each such sale, the Company agrees to issue within 3 trading days new certificates representing such Common Stock without such legend. The Investor agrees to sell the Common Stock represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Investors by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

                  Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

                                  ARTICLE VII

                                 INDEMNIFICATION
                                 ---------------

                  In consideration of the Investors' execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investors and all of their partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of the Investor or holder of the Securities or Warrants as investors in the Company, and (d) the enforcement of this Article VII. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee to the extent arising out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Article VIII shall be the same as those set forth in
Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

                                  ARTICLE VIII

                                9.99% LIMITATION.
                                -----------------

         Section 8.1 Limitation
                     ----------

                  (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Investor upon the exercise or issuance of Securities shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Investor's right to convert, exercise or purchase similar to the limitation set forth herein (the "EXCLUDED SHARES")), together with all shares of Common Stock deemed beneficially owned (not counting such affiliate's Excluded Shares) by the Investor's "AFFILIATES" (as defined in Rule 144 of the Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each Investor shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the announcement of event of:

                  (i) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction,


                  (ii) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates and associates (as such terms are defined in Rule 405 under the 1933 Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power,

                  (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, in one or a series of related transactions or

                  (iv) a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis (each, a "MAJOR TRANSACTION").

                  (b) The Investor covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") such Investor will not acquire shares of Common Stock pursuant to any right existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such Investor and its Aggregation Parties (ignoring all dispositions) would exceed:

                  (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period,

                           minus
                           -----

                  (y) the number of shares of Common Stock owned by such Investor and its Aggregation Parties at the commencement of the Covenant Period.

                           A new and independent covenant will be deemed to be given by the Investor as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 8 controls in the case of any conflict with any other provision of the Transaction Documents.

                           (i) The Company's obligation to issue Common Shares
                  which would exceed such limits referred to in this Section 5(i) shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

                                   ARTICLE IX

                          GOVERNING LAW; MISCELLANEOUS.
                          -----------------------------

                  Section 9.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE

TO CONTRACTS TO BE EXECUTED AND PERFORMED EXCLUSIVELY IN NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION.

         Section 9.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         Section 9.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         Section 9.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         Section 9.5 Entire Agreement; Amendments; Waivers.
                     -------------------------------------

                  (a) This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investors make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

                  (b) The Investors may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Investors may specify in such notice) any of their respective rights (but not obligations) under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Investors in accordance with its terms.

         Section 9.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:


         If to the Company:

                           Hollywood.com, Inc.
                           2255 Glades Road
                           Boca, Raton, Florida  33431
                           Telephone:       (561) 998-8000, ext. 250
                           Facsimile:       (561) 998-2974
                           Attention:       General Counsel

         If to the Transfer Agent:

                           American Stock Transfer and Trust Company
                           40 Wall Street
                           New York, NY  10005
                           Telephone:       (718) 921-8256
                           Facsimile:       (718) 921-8327
                           Attention:       Mr. Joe Comito

         If to the Investors:

                           Elliott Associates, L.P.
                           712 Fifth Avenue, 36th Floor
                           New York, New York  10019
                           Telephone:       (212) 974-6000
                           Facsimile:       (212) 586-9457
                           Attention:       Mr. Brett Cohen

                                          and
                                          ---

                           Westgate International, L.P.
                           712 Fifth Avenue, 36th Floor
                           New York, New York  10019
                           Telephone:       (212) 506-2999
                           Facsimile:       (212) 586-9467
                           Attention:       Mr. Brett Cohen

         With a copy to:

                           Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue, 18th Floor
                           New York, New York 10176
                           Telephone:       212-986-6000
                           Facsimile:       212-986-8866
                           Attention:       Christopher P. Davis, Esq.

                  Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

         Section 9.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investors may assign some or all of their rights hereunder to the other Investor, to an affiliate of either Investor or to an entity or fund which has the same principal investment adviser as either Investor, without the consent of the Company, and to others, with the written consent of the Company (in each case, a "PERMITTED ASSIGNEE"); provided, however, that any such assignment shall not release the Investors from their obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investor shall be entitled to pledge the Securities or Warrants in connection with a bona fide margin account. In the event of any Major Transaction in which the Company does not remain an independent company with publicly registered shares, the surviving or acquiring entity in any Major Transaction (as a precondition of consummating such Major Transaction) will pay the Investors an amount in cash or freely tradeable publicly registered shares of the acquiror (at the option of such acquiror) with a value per Initial Share (excluding Initial Shares in respect of which an Adjustment Period (as defined in the Adjustment Warrant) has been completed if the Adjustment Shares issuable in connection therewith, if any, have been delivered to the Investors) equal to the amount by which 115% of the Share Purchase Price (as such amount would be adjusted by the mechanisms set forth in the Initial Warrants) exceeds the per share consideration paid in such Major Transaction.

         Section 9.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 9.9 Survival. The representations, warranties and agreements of the Company and the Investors contained in the Agreement shall survive each of the Closing and to the extent applicable, each Fill-up Closing and each Closing, in each case for a period which expires on the second anniversary of the Closing Date.

         Section 9.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 9.11 Remedies. Each Investor and each Permitted Assignee shall have all rights and remedies set forth in this Agreement, the Warrants and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Each Investor and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

         Section 9.12 Days. Unless the context refers to "business days" or "trading days," all references herein to "days" shall mean calendar days.

         Section 9.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Investors exercise a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investors may rescind or withdraw, in their sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         Section 9.14 Obligations Absolute. The Company's obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction.

                                    * * * * *

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Investment Agreement to be duly executed as of the date and year first above written.



                           HOLLYWOOD.COM, INC.



                           By: /s/ Mitchell Rubenstein
                               ---------------------------
                               Name: Mitchell Rubenstein
                               Title: Chairman and CEO


                           INVESTORS:

                           ELLIOTT ASSOCIATES, L.P.

                           By: /s/ Paul E. Singer
                              ----------------------
                              Name: Paul E. Singer
                              Title: General Partner


                           WESTGATE INTERNATIONAL, L.P.
                           By: ELLIOTT INTERNATIONAL CAPITAL
                               ADVISORS INC.
                               Attorney-in-Fact

                           By: /s/ Paul E. Singer
                              ----------------------
                              Name: Paul E. Singer
                              Title:   President



               Signature page to Common Stock Investment Agreement

LIST OF SCHEDULES
-----------------

Schedule 1                              Investments
Schedule 2.1(a)                         Organization and Qualification
Schedule 2.1(c)                         Capitalization
Schedule 2.1(d)                         No Conflicts
Schedule 2.1(g)                         Absence of Certain Changes
Schedule 2.1(h)                         Absence of Litigation
Schedule 2.1(l)                         Intellectual Property Rights
Schedule 2.1(n)                         Title
Schedule 2.1(t)                         Certain Transactions

LIST OF EXHIBITS
----------------

Exhibit 5.2(e)                          Opinion of Counsel
Exhibit 5.2(f)                          Registration Rights Agreement
Exhibit 5.2(g)                          Officers' Certificate


ANNEXES
-------

Annex A                                 Initial Warrant
Annex B                                 Adjustment Warrant

                                   SCHEDULE 1
                                   ----------

                                                               NUMBER OF                NUMBER OF
          INVESTOR                    RESIDENCE              INITIAL SHARES          INITIAL WARRANTS            PURCHASE PRICE
          --------                    ---------              --------------          ----------------            --------------
Elliott Associates, L.P.               New York                  179,212                  30,000                   $1,500,000

Westgate International, L.P.        Cayman Islands               179,211                  30,000                   $1,500,000
